CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 [File No. 333-214553, 333-214554, and 333-217963] of our report dated April 2, 2018 with respect to the audited consolidated financial statements of Protagenic Therapeutics, Inc. for the year ended December 31, 2017. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 2, 2018